Exhibit 99.1

Enviva Announces Comprehensive Agreements to Delever Balance Sheet and Strengthen Financial Position

-- Restructuring Plan Expected to Reduce Debt by Approximately $1.0 Billion, Improve
Profitability, and Better Position the Business for Long-Term Success --

-- Company Commences Voluntary Chapter 11 Proceedings to Implement

Pre-Arranged Restructuring Plan --

-- Company Secures Commitment for $500 Million in Debtor-in-Possession Financing --

-- Enviva Continues Operations while Advancing its Transformation Plan --

BETHESDA, Md. – March 12, 2024 – Enviva Inc. (NYSE: EVA) (“Enviva” or the “Company”), a leading producer of sustainably sourced wood-based biomass, today announced that it has entered into two Restructuring Support Agreements (“RSAs”): one RSA with an ad hoc group of holders (the “Ad Hoc Group”) representing approximately 72% of its senior secured credit facility, approximately 95% of its 2026 senior notes, approximately 78% of bonds related to its Epes, Alabama plant currently under construction (“Epes”), and approximately 45% of bonds related to its greenfield project near Bond, Mississippi (“Bond”), and a second RSA with certain holders representing more than 92% of bonds related to the Bond project.

The RSAs have broad support across the Company’s capital structure and are designed to support an expedited restructuring to reduce the Company’s debt by approximately $1.0 billion, as well as improve profitability, strengthen liquidity, and better position the business for long-term success as the world’s largest producer of industrial wood pellets.

To implement this pre-arranged restructuring, Enviva and certain of its subsidiaries have commenced voluntary Chapter 11 proceedings in the U.S. Bankruptcy Court for the Eastern District of Virginia (the “Court”). The Company has also secured commitments for $500 million in debtor-in-possession financing (“DIP Facility”) and other financing accommodations from the Ad Hoc Group, a portion of which will be allocated by the Company to eligible stockholders in accordance with a syndication process that is subject to Court approval. The DIP Facility is expected to provide, subject to Court approval, sufficient liquidity to support continued operations across Enviva’s business throughout the restructuring process, as well as help fund the completion of Epes.

Glenn Nunziata, Interim Chief Executive Officer and Chief Financial Officer commented, “These agreements with our lenders and noteholders represent a significant milestone in the ongoing process to transform our business, as we focus on improving profitability, reducing costs, enhancing asset productivity, and optimizing our capital structure. We look forward to emerging from this process as a stronger company with a solid financial foundation and better positioned to be a leader in the future growth of the wood-based biomass industry. We appreciate the support of our lenders, our vendors, and our customers, and the tremendous efforts of our entire team as we continue to execute our transformation plan.”

The Company is filing with the Court several customary “first-day” motions. These motions, which Enviva expects to be approved in short order, are expected to help facilitate a smooth transition into Chapter 11. Enviva expects to continue to pay suppliers in the ordinary course for authorized goods received and services provided after the filing.

The restructuring is targeted to be completed during the fourth quarter of 2024, and throughout the process, Enviva will continue constructing its Epes plant, with an in-service date expected to be during the first half of 2025.

The Company also announced plans to pause development of Bond. The Company intends to revisit restarting Bond, depending on the level of customer contracting, once it emerges from its in-court restructuring process.

The terms of the RSA with the Ad Hoc Group provides for existing equity holders to receive (i) 5% of the common equity of the reorganized company at exit from Chapter 11 proceedings and (ii) warrants to purchase an additional 5% of the reorganized equity, both subject to dilution from shares issued in connection with, among other sources, a contemplated equity rights offering, equity participation election rights for creditors under the DIP Facility, and a management incentive plan, in each case, subject to Court approval.

Enviva has been in contact with the New York Stock Exchange (the “NYSE”) and anticipates the continued listing of its common stock on the NYSE throughout the restructuring process so long as the Company continues to meet the minimum continued listing standards set forth by the NYSE.

Additional information about Enviva’s restructuring process and proceedings is available at www.kccllc.net/Enviva. Stakeholders with questions may call the Company’s Claims Agent, KCC, at (888) 249-2695 or (310) 751-2601 if calling from outside the U.S. or Canada, or email envivainfo@kccllc.com.

Vinson & Elkins LLP is serving as legal counsel; Lazard is serving as investment banker; and Alvarez & Marsal is serving as financial advisor to Enviva. Davis Polk & Wardwell LLP is serving as legal advisor and Evercore Group L.L.C. is serving as the financial advisor to the Ad Hoc Group.

About Enviva

Enviva Inc. (NYSE: EVA) is the world’s largest producer of industrial wood pellets, a renewable and sustainable energy source produced by aggregating a natural resource, wood fiber, and processing it into a transportable form, wood pellets. Enviva owns and operates ten plants with annual production of approximately 5.0 million metric tons in Virginia, North Carolina, South Carolina, Georgia, Florida, and Mississippi, and is constructing its 11th plant in Epes, Alabama. Enviva sells most of its wood pellets through long-term, take-or-pay off-take contracts with customers located primarily in the United Kingdom, the European Union, and Japan, helping to accelerate the energy transition away from conventional energy sources and reduce greenhouse gas emissions on a lifecycle basis in hard-to-abate sectors like steel, cement, lime, chemicals, and aviation. Enviva exports its wood pellets to global markets through its deep-water marine terminals at the Port of Chesapeake, Virginia, the Port of Wilmington, North Carolina, and the Port of Pascagoula, Mississippi, and from third-party deep-water marine terminals in Savannah, Georgia, Mobile, Alabama, and Panama City, Florida.

To learn more about Enviva, please visit our website at www.envivabiomass.com. Follow Enviva on social media @Enviva.

Cautionary Note Concerning Forward Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein are forward-looking statements. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms, and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Enviva disclaims any duty to revise or update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Enviva cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Enviva. These risks include, but are not limited to, risks and uncertainties regarding: our ability to successfully complete a restructuring under Chapter 11; potential adverse effects of the Chapter 11 proceedings on our liquidity and results of operations (including the availability of operating capital during the pendency of Chapter 11 proceedings); our ability to obtain timely approval by the Court with respect to the motions filed in the Chapter 11 proceedings; objections to our restructuring process, debtor-in-possession financing, or other pleadings filed that could protract the Chapter 11 proceedings; employee attrition and our ability to retain senior management and other key personnel due to distractions and uncertainties associated with the Chapter 11 proceedings, including our ability to provide adequate compensation and benefits during the Chapter 11 cases; our ability to maintain relationships with vendors, customers, employees, and other third parties and regulatory authorities as a result of the Chapter 11 proceedings; the debtor-in-possession financing and other financing arrangements; the effects of the bankruptcy petitions on the Company and on the interests of various constituents, including our stockholders; the length of time that we will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; risks associated with third party motions in the Chapter 11 proceedings, which may interfere with our ability to consummate a restructuring; our consummation of a restructuring; increased administrative and legal costs related to the Chapter 11 process and other litigation and inherent risks involved in a bankruptcy process; the Company’s ability to continue funding operations through the Chapter 11 bankruptcy process; our ability to continue as a going concern; our ability to successfully execute cost-reduction and productivity initiatives on the anticipated timeline or at all; the outcome and timing of our comprehensive review; the volume and quality of products that we are able to produce or source and sell, which could be adversely affected by, among other things, operating or technical difficulties at our wood pellet production plants or deep-water marine terminals; the prices at which we are able to sell our products, including changes in spot prices; our ability to capitalize on higher spot prices and contract flexibility in the future, which is subject to fluctuations in pricing and demand; impairment of goodwill, intangible assets, and other long-lived assets; failure of our customers, vendors, and shipping partners to pay or perform their contractual obligations to us; our inability to successfully execute our project development, capacity expansion, and new facility construction activities on time and within budget; the creditworthiness of our contract counterparties; the amount of low-cost wood fiber that we are able to procure and process, which could be adversely affected by, among other things, disruptions in supply or operating or financial difficulties suffered by our suppliers; changes in the price and availability of natural gas, coal, diesel, oil, gasoline, or other sources of energy; changes in prevailing domestic and global economic, political, and market conditions, including the imposition of tariffs or trade or other economic sanctions, political instability or armed conflict, rising inflation levels and government efforts to reduce inflation, or a prolonged recession; inclement or hazardous environmental conditions, including extreme precipitation, temperatures, and flooding; fires, explosions, or other accidents; changes in domestic and foreign laws and regulations (or the interpretation thereof) related to renewable or low-carbon energy, the forestry products industry, the international shipping industry, or power, heat, or combined heat and power generators; changes in domestic and foreign tax laws and regulations affecting the taxation of our business and investors; changes in the regulatory treatment of biomass in core and emerging markets; our inability to acquire or maintain necessary permits or rights for our production, transportation, or terminaling operations; changes in the price and availability of transportation; changes in foreign currency exchange or interest rates and the failure of our hedging arrangements to effectively reduce our exposure to related risks; risks related to our indebtedness, including the levels and maturity date of such indebtedness; our failure to maintain effective quality control systems at our wood pellet production plants and deep-water marine terminals, which could lead to the rejection of our products by our customers; changes in the quality specifications for our products required by our customers; labor disputes, unionization, or similar collective actions; our inability to hire, train, or retain qualified personnel to manage and operate our business; the possibility of cyber and malware attacks; our inability to borrow funds and access capital markets; viral contagions or pandemic diseases; potential liability resulting from pending or future litigation, investigations, or claims; changes to our leadership and management team; and governmental actions and actions by other third parties that are beyond our control. Certain additional risks, uncertainties, and other factors are described in greater detail in Enviva’s filings with the SEC, including the detailed factors discussed under the heading “Risk Factors” in Enviva’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as supplemented in the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 2023.

Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Enviva’s expectations and projections can be found in Enviva’s periodic filings with the SEC. Enviva’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Contacts:

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